Exhibit 10.6

THIRD AMENDMENT TO

SECURITIES PURCHASE, LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO SECURITIES PURCHASE, LOAN AND SECURITY AGREEMENT (the “Amendment”) is made as of the 27th day of March, 2020 by and between Capstone Therapeutics Corp., a Delaware corporation located at 1275 West Washington Street, Suite 104, Tempe, Arizona 85281 (the “Company”), and BP Peptides, LLC, a Delaware limited liability company located at 232 Madison Avenue, Suite 600, New York, New York 10016 (the “Buyer”).

RECITALS

A. The Buyer and the Company entered into that certain Securities Purchase, Loan and Security Agreement dated as of July 14, 2017 (the “Original Purchase and Loan Agreement”; as amended by the First Amendment (defined below) and the Second Amendment (as defined below), the “Purchase and Loan Agreement”), pursuant to which the Buyer made a loan to the Company in the aggregate principal amount of $2,427,500, and which provided for quarterly interest payments.

B. The Buyer and the Company on January 30, 2018 entered into that certain First Amendment to the Securities Purchase, Loan and Security Agreement (the “First Amendment”) to, among other things, provide that interest will no longer be payable quarterly and instead will all be due on the Maturity Date.

C. The Buyer and the Company on March 15, 2019 entered into that certain Second Amendment to the Securities Purchase, Loan and Security Agreement (the “Second Amendment”) to, among other things, provide for the advancement by the Buyer of additional operating capital to the Company.

D. The Company has requested that the Buyer provide for the extension of the Maturity Date from October 15, 2020 to March 31, 2022 and the continued deferral of interest on the Loan, and the Buyer has agreed to such requests on the condition that the Company provide a conversion right on the Loan and a modification of the exercise price on the Warrant (as defined in the First Amendment) to equal the Conversion Price (as defined below).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1. Recitals. All of the statements contained in the Recitals above are accurate, and by this reference, are hereby incorporated into and made a part of the body of this Amendment.

2. Definitions. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Purchase and Loan Agreement.

3. Amendments.

3.1 The third sentence of Section 2(a) of the Purchase and Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“The outstanding principal balance of the Loan will be due and payable in full on March 31, 2022 (“Maturity Date”).”

3.2 A new section 2(e) is hereby added to the Purchase and Loan Agreement to provide as follows:

“(e) Conversion.

(i) In the event the Company, directly or indirectly through a Subsidiary, consummates, while the Loan remains outstanding, a transaction that results in the Company, directly or indirectly through a Subsidiary, owning all or substantially all of the common equity interests of another Person (a “Qualified Transaction”), then, during the period commencing on the date of the closing of such Qualified Transaction and ending on December 31, 2021 (the “Conversion Exercise Period”), up to 100% of the aggregate outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon, shall, at the option of the Buyer, convert into shares of the Company’s common stock at a conversion price between $10.00 and $30.00 per share as determined pursuant to this Section 2(e) (the “Conversion Price”). The Company shall provide written notice to the Buyer promptly after the closing of a Qualified Transaction.

(ii) If the Buyer elects to convert a portion of the Loan pursuant to Section 2(e)(i), the Buyer shall provide written notice to the Company notifying the Company of the Buyer’s desire to convert a portion of the Loan (the “Initial Conversion Notice”). Upon receipt of an Initial Conversion Notice, the Company shall promptly retain an independent firm to provide a valuation of the shares of common stock of the Company as of the date of the Conversion Notification (or such earlier or later date as agreed by the Buyer and the Company) (the “Valuation”) which Valuation shall determine the Conversion Price; provided, however, that (a) if the Valuation is less than $10 per share, then the Conversion Price shall be equal to $10 per share and (b) if the Valuation is greater than $30 per share, then the Conversion Price shall be equal to $30 per share. The Company shall provide to the Buyer a copy of the Valuation and the determination of the Conversion Price promptly after completion of the Valuation (the “Valuation Notice”).

(iii) The Buyer shall have ten (10) Business Days (or such later date agreed to by the Company) after effective receipt of the Valuation Notice to provide the Company notice of the Buyer’s desire to convert a portion of the Loan at the Conversion Price specified in the Valuation Notice (the “Final Conversion Notice”). The Final Conversion Notice shall specify the principal amount of the Loan to be converted, together with all accrued and unpaid interest thereon, and the date on which such conversion is expected to occur (the “Conversion Date”), which shall not be more than ten (10) Business Days (or such later date agreed to by the Company and the Buyer) after the date of the Final Conversion Notice. On or prior to the Conversion Date, the Company agrees to deliver to the Buyer an amended and restated Note reflecting the reduced outstanding principal amount of the Note and the Buyer agrees to deliver to the Company any documentation reasonably required by the Company to consummate such conversion (including the original of the Note (or a notice to the effect that the original Note has been lost, stolen or destroyed) for cancellation.”

3.3 All references in the Purchase and Loan Agreement to the “Agreement” shall refer to the Purchase and Loan Agreement as amended hereby. To the extent the terms of the Note is inconsistent with the terms hereof, the Note is hereby modified to reflect the terms hereof.

4. Continuing Effect. Except as expressly modified in this Amendment, the Purchase and Loan Agreement and the Note shall remain in full force and effect.

5. Fees. The Company agrees to reimburse the Buyer or its designee(s) of the reasonable out-of-pocket costs and expenses incurred by the Buyer and its Affiliates in connection with the transactions contemplated by this Amendment (including, without limitation, legal fees and disbursements in connection with the documentation, negotiation and implementation of the transactions contemplated by this Amendment and due diligence in connection therewith), which amount, if not paid in cash within five (5) business days following receipt of reasonably satisfactory documentation thereof, shall be added to the outstanding principal balance of the Loan upon such date.

6. General Provisions.

6.1 Counterparts and Telecopy Execution. This Amendment may be executed in counterpart, and any number of counterparts of this Amendment which have been executed by the Company and the Buyer shall constitute a single original. The Company’s attorney may integrate into one or more documents signature pages from documents executed in counterpart. Unless otherwise required by the Company, the telecopied or pdf signature of a person shall be deemed the original signature of that person and shall be binding for all purposes.

6.2 Ratification. The Buyer and the Company hereby ratify and confirm the Loan Agreement, as amended by this Amendment, in all respects.

6.3 Governing Law. This Amendment shall in all respects be governed by, and construed and enforced in accordance with the laws of the State of Delaware, except for its rules relating to conflicts of laws.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Securities Purchase, Loan and Security Agreement as of the day and year first written above.

BUYER:

BP PEPTIDES, LLC

By:	/s/ Matthew Lipman
Name:	Matthew Lipman
Title:	President

COMPANY:

CAPSTONE THERAPEUTICS CORP.

By:	/s/ John M. Holliman, III
Name:	John M. Holliman, III
Title:	CEO

[SIGNATURE PAGE TO THIRD AMENDMENT]